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                    WARRANT AND UNIT AGREEMENT ("AGREEMENT")

ImageWare Systems, Inc., 10883 Thornmint Road, San Diego, California 92127, a California corporation ("Company"), and American Securities Transfer & Trust, Inc. ("AST"), 12039 West Alameda Parkway, Suite Z-2, Lakewood, Colorado 80228, a Colorado corporation ("Transfer Agent"), agree as follows:

         1. PURPOSE. The Company proposes to publicly offer and issue 2,156,250 units ("Units"). Each Unit will entitle the registered holder of a Unit ("Unit Holder") to (i) one (1) share of the Company's $0.01 par value common stock ("Shares") and (ii) one (1) warrant permitting the purchase of one (1) Share ("Warrant").

         2. WARRANTS. Each Warrant will entitle the registered holder of a Warrant ("Warrant Holder") to purchase from the Company one
                  (1) Share at one hundred twenty percent (120%) of the Initial Public Offering price of the Units during the first year after the offering and one hundred fifty percent (150%) of the Initial Public Offering price of the Units thereafter ("Exercise Price"). A Warrant Holder may exercise all or any number of Warrants resulting in the purchase of a whole number of Shares.

         3. EXERCISE PERIOD. The Warrants may be exercised at any time during the period commencing thirty (30) days after the Initial Public Offering ("Exercise Date") and ending at 3:00 p.m., Denver Colorado time on the fifth (5th) anniversary date of the closing of the offering ("Expiration Date") except as changed by Section 15 of this Agreement.

         4. NON-DETACHABILITY. A Warrant Certificate (as defined below) may not be detached from a Share certificate contained in a Unit for at least thirty (30) days following the Initial Public Offering. Until such time a Warrant Certificate may be split up, combined, exchanged or transferred on the books of the Transfer Agent only together with a Share certificate. Paulson Investment Company, Inc. will then determine when the Units separate, after which the common stock and public warrants will trade separately.

         5. CERTIFICATES. The Warrant certificates shall be in registered form only and shall be substantially in the form set forth in Exhibit A attached to this Agreement ("Warrant Certificate"). The Unit certificates shall be in registered form only and shall be substantially in the form set forth in Exhibit B attached to this Agreement ("Unit Certificate"). Warrant and Unit Certificates shall be signed by, or shall bear the facsimile signature of, the President or a Vice President of the Company and the Secretary or an Assistant Secretary of the Company and shall bear a facsimile of the Company's corporate seal. If any person, whose facsimile signature has been placed upon any Warrant or Unit Certificate or the signature of an officer of the Company, shall have ceased to be such officer before such Warrant or Unit Certificate is countersigned, issued and delivered, such Warrant or Unit Certificate shall be countersigned, issued and delivered with the same effect as if such person had not ceased to be such officer. Any Warrant or Unit Certificate may be signed by, or made to bear the facsimile signature of, any person who at the actual date of the preparation of such Warrant or Unit Certificate shall be a proper officer of the Company to sign such Warrant or Unit Certificate, even though such person was not such an officer upon the date of the Agreement.

         6. ISSUANCE OF NEW CERTIFICATES. Notwithstanding any of the provisions of this Agreement or the several Warrant or Unit Certificates to the contrary, the

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                  Company may, at its option, issue new Warrant or Unit
                  Certificates in such form as may be approved by its Board of Directors to reflect any adjustment or change in the Exercise Price or the number or kind of shares purchasable under the several Warrant or Unit Certificates made in accordance with the provisions of this Agreement.

         7. COUNTERSIGNING. Warrant and Unit Certificates shall be manually countersigned by the Transfer Agent and shall not be valid for any purpose unless so countersigned. The Transfer Agent hereby is authorized to countersign and deliver to, or in accordance with the instructions of, any Warrant or Unit Holder any Warrant or Unit Certificate, respectively, which is properly issued.

         8. REGISTRATION OF TRANSFER AND EXCHANGES. The Transfer Agent will keep or cause to be kept books for registration of ownership or transfer of Warrant and Unit Certificates issued hereunder. Such registers shall show the names and addresses of the respective holders of the Warrant and Unit Certificates and the number of Warrants and Units evidenced by each such Warrant or Unit Certificate. Subject to the provisions of
                  Section 4, the Transfer Agent shall from time to time register the transfer of any outstanding Warrant or Unit Certificate upon records maintained by the Transfer Agent for such purpose upon surrender of such Warrant or Unit Certificate to the Transfer Agent for transfer, accompanied by appropriate instruments of transfer in form satisfactory to the Company and the Transfer Agent and duly executed by the Warrant or Unit Holder or a duly authorized attorney. Upon any such registration of transfer, a new Warrant or Unit Certificate shall be issued in the name of and to the transferee and the surrendered Warrant or Unit Certificate shall be cancelled.

         9.       EXERCISE OF WARRANTS.

                  a. Any one Warrant or any multiple of one Warrant evidenced by any Warrant Certificate may be exercised on or after the Exercise Date, and on or before the Expiration Date. A Warrant shall be exercised by the Warrant Holder by surrendering to the Transfer Agent the Warrant Certificate evidencing such Warrant with the exercise form on the reverse of such Warrant Certificate duly completed and executed and delivering to the Transfer Agent, by good check or bank draft payable to the order of the Company, the Exercise Price for each Share to be purchased.

                  b. Upon receipt of a Warrant Certificate with the exercise form thereon duly executed together with payment in full of the Exercise Price (and an amount equal to any applicable taxes or government charges) for the Shares for which Warrants are then being exercised, the Transfer Agent shall requisition from any transfer agent for the Shares, and upon receipt shall make delivery of, certificates evidencing the total number of whole Shares for which Warrants are then being exercised in such names and denominations as are required for delivery to, or in accordance with the instructions of, the Warrant Holder. Such certificates for the Shares shall be deemed to be issued, and the person whom such Shares are issued of record shall be deemed to have become a holder of record of such Shares, as of the date of the surrender of such Warrant Certificate and payment of the Exercise Price (and an amount equal to any applicable taxes or government charges), whichever shall


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                           last occur, provided that if the books of the Company
                           with respect to the Shares shall be deemed to be issued, and the person to whom such Shares are issued of record shall be deemed to have become a record holder of such Shares, as of the date on which such books shall next be open (whether before, on or after the Expiration Date) but at the Exercise Price (and an amount equal to any applicable taxes or government charges), whichever shall have last occurred, to the Transfer Agent. The Company covenants and agrees that it shall not cause its stock transfer books to be closed for a period of more than twenty (20) consecutive business days except upon consolidation, merger, sale of all of its assets, dissolution or liquidation or as otherwise provided by law.

                  c. In addition, if it is required by law and upon instruction by the Company, the Transfer Agent will deliver to each Warrant Holder a prospectus that complies with the provisions of Section 5 of the Securities Act, as amended, and the Company agrees to supply the Transfer Agent with a sufficient number of prospectuses to effectuate that purpose.

                  d. Any Warrant Certificate or Certificates may be exchanged at the option of the holder thereof for another Warrant Certificate or Certificates of different denominations, of like tenor and representing in the aggregate the same number of Warrants, upon surrender of such Warrant Certificate or Certificates, with the Form of Assignment duly filled in and executed, to the Transfer Agent, at any time or from time-to-time after the close of business on the date hereof and prior to the close of business on the Expiration Date. The Transfer Agent shall promptly cancel the surrendered Warrant Certificate and deliver the new Warrant Certificate pursuant to the provisions of this Section.

                  e. If less than all the Warrants evidenced by a Warrant Certificate are exercised upon a single occasion, a new Warrant Certificate for the balance of the Warrants not so exercised shall be issued and delivered to, or in accordance with, transfer instructions properly given by the Warrant Holder until the Expiration Date.

                  f. All Warrant Certificates surrendered upon exercise of the Warrants shall be cancelled.

                  g. Upon the exercise, or conversion of any Warrant, the Transfer Agent shall account promptly to the Company with respect to Warrants exercised and concurrently pay to the Company all moneys received by the Transfer Agent for the purchase of securities or other property through the exercise of such Warrants.

                  h. Expenses incurred by American Securities Transfer & Trust, Inc. while acting in the capacity as Transfer Agent, in accordance with this Agreement, will be paid by the Company. A detailed accounting statement relating to the number of shares exercised, names of registered Warrant Holder(s) and the net amount of exercised funds remitted will be given to the Company with the payment of each exercise amount.

         10. REDEMPTION. Following six (6) months after the closing of the Company's initial public offering, the Warrants outstanding at the time of a redemption may be


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                  redeemed at the option of the Company, in whole or in part on a pro-rata basis, at any time if, at the time notice of such redemption is given by the Company as provided in subsection a., below, the Daily Price has exceeded two hundred percent (200%) of the Initial Public Offering Price for the ten (10) consecutive trading days immediately preceding the date of such notice, at a price of $0.25 per Warrant (the "Redemption Price"). For the purpose of the foregoing sentence, the term "Daily Price" shall mean, for any relevant day, the closing bid price on that day as reported by the principal exchange or quotation system on which prices for the Common Stock are reported. On the redemption date the holders of record of redeemed Warrants shall be entitled to payment of the Redemption Price upon surrender of such redeemed Warrants to the Company at the principal office of the Transfer Agent in Denver, Colorado.

                  a. Notice of redemption of Warrants shall be given at least thirty (30) days prior to the redemption date by mailing, by registered or certified mail, return receipt requested, a copy of such notice to the Transfer Agent and by first class mail to all of the holders of record of Warrants at their respective addresses appearing on the books or transfer records of the Company or such other address designated in writing by the holder of record to the Transfer Agent not less than forty
                           (40) days prior to the redemption date.

                  b. From and after the redemption date, all rights of the Warrant Holders (except the right to receive the Redemption Price) shall terminate, but only if (i) no later than one day prior to the redemption date the Company shall have irrevocably deposited with the Transfer Agent as paying agent a sufficient amount to pay on the redemption date the Redemption Price for all Warrants called for redemption and (ii) the notice of redemption shall have stated the name and address of the Transfer Agent and the intention of the Company to deposit such amount with the Transfer Agent no later than one day prior to the redemption date.

                  c. The Transfer Agent shall pay to the holders of record of redeemed Warrants all monies received by the Transfer Agent for the redemption of Warrants to which the holders of record of such redeemed Warrants who shall have surrendered their Warrants are entitled.

                  d. Any amounts deposited with the Transfer Agent that are not required for redemption of Warrants may be withdrawn by the Company. Any amounts deposited with the Transfer Agent that shall be unclaimed after six
                           (6) months after the redemption date may be withdrawn by the Company, and thereafter the holders of the Warrants called for redemption for which such funds were deposited shall look solely to the Company for payment. The Company shall be entitled to the interest, if any, on funds deposited with the Transfer Agent and the holders of redeemed Warrants shall have no right to any such interest.


                  e. If the Company fails to make a sufficient deposit with the Transfer Agent as provided above, the holder of any Warrants called for redemption may at the option of the holder (i) by notice to the Company declare the notice of redemption a nullity as to such holder, or (ii) maintain an action against the Company for the Redemption Price. If the holder


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                           brings such an action, the Company will pay
                           reasonable attorneys' fees of the holder. If the holder fails to bring an action against the Company for the Redemption Price within sixty (60) days after the redemption date, the holder shall be deemed to have elected to declare the notice of redemption to be a nullity as to such holder and such notice shall be without any force or effect as to such holder. Except as otherwise specifically provided in this subsection e., a notice of redemption, once mailed by the Company, as provided in subsection a., shall be irrevocable.

         11. TAXES. The Company will pay all taxes attributable to the initial issuance of Shares upon exercise of Warrants. The Company shall not, however, be required to pay any tax which may be payable in respect to any transfer involved in any issue of Warrant or Unit Certificates or in the issue of any certificates of Shares in the name other than that of the Warrant or Unit Holder upon the exercise of any Warrant or Unit, as the case may be.

         12. MUTILATED OR MISSING CERTIFICATES. If any Warrant or Unit Certificate is mutilated, lost, stolen or destroyed, the Company and the Transfer Agent may, on such terms as to indemnity or otherwise as they may in their discretion impose (which shall, in the case of a mutilated Warrant or Unit Certificate, include the surrender thereof), and upon receipt of evidence satisfactory to the Company and the Transfer Agent of such mutilation, loss, theft or destruction, issue a substitute Warrant or Unit Certificate, respectively, of like denomination or tenor as the Warrant or Unit Certificate so mutilated, lost, stolen or destroyed. Applicants for substitute Warrant or Unit Certificates shall comply with such other reasonable regulations and pay any reasonable charges as the Company or the Transfer Agent may prescribe.

         13. SUBSEQUENT ISSUE OF CERTIFICATES. Subsequent to their original issuance, no Warrant or Unit Certificates shall be reissued except (i) such Certificates issued upon transfer thereof in accordance with Section 8 hereof, (ii) such Certificates issued upon any combination, split-up or exchange of Warrant or Unit Certificates pursuant to Section 8 hereof, (iii) such Certificates issued in replacement of mutilated, destroyed, lost or stolen Warrant or Unit Certificates pursuant to
                  Section 12 hereof, (iv) Warrant Certificates issued upon the partial exercise of Warrant Certificates pursuant to Section 9 hereof, and (v) Warrant Certificates issued to reflect any adjustment or change in the Exercise Price or the number or kind of shares purchasable thereunder pursuant to Section 6 hereof. The Transfer Agent is hereby irrevocably authorized to countersign and deliver, in accordance with the provisions of said Sections 6, 8, 9 and 12, the new Warrant or Unit Certificates, as the case may be, required for purposes thereof, and the Company, whenever required by the Transfer Agent, will supply the Transfer Agent with Warrant and Unit Certificates duly executed on behalf of the Company for such purposes.

         14. RESERVATION OF SHARES. For the purpose of enabling the Company to satisfy all obligations to issue Shares upon exercise of Warrants, the Company will at all times reserve and keep available free from preemptive rights, out of the aggregate of its authorized but unissued shares, the full number of Shares which may be issued upon the exercise of the Warrants. The Company covenants all shares which shall be so issuable, will upon issue be fully paid and nonassessable by the Company and free from all taxes, liens, charges and security interests with respect to the issue thereof. In the case of a Warrant exercisable solely for securities listed on a securities exchange or for which


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                  there are at least two (2) independent market makers, in lieu of obtaining such registration or approval, the Company may elect to redeem Warrants submitted to the Transfer Agent for exercise for a price equal to the difference between the aggregate low asked price, or closing price, as the case may be, of the securities for which such Warrant is exercisable on the date of such submission and the Exercise Price of such Warrants; in the event of such redemption, the Company will pay to the holder of such Warrants the above-described redemption price in cash within ten (10) business days after receipt of notice from the Transfer Agent that such Warrants have been submitted for exercise.

         15. GOVERNMENTAL RESTRICTIONS. If any Shares issuable upon the exercise of Warrants require registration or approval of any governmental authority, the Company will use commercially reasonable efforts to secure such registration or approval and, to the extent practicable, take action in anticipation of and prior to the exercise of the Warrants necessary to permit a public offering of the securities underlying the Warrants during the term of this Agreement; provided that in no event shall such Shares be issued, and the Company shall have the authority to suspend the exercise of all Warrants, until such registration or approval shall have been obtained; but all Warrants, the exercise of which is requested during any such suspension, shall be exercisable at the Exercise Price. If any such period of suspension continues past the Expiration Date, all Warrants, the exercise of which have been requested on or prior to the Expiration Date, shall be exercisable upon the removal of such suspension until the close of business on the business day immediately following the expiration of such suspension.

         16. ADJUSTMENTS OF NUMBER AND KIND OF SHARES PURCHASABLE AND EXERCISE PRICE. The number and kind of securities or other property purchasable upon exercise of a Warrant shall be subject to adjustment from time to time upon the occurrence, after the date hereof, of any of the following events:

                  a. In case the Company shall (i) pay a dividend in, or make a distribution of, shares of capital stock on its outstanding Common Stock, (ii) subdivide its outstanding shares of Common Stock into a greater number of such shares or (iii) combine its outstanding shares of Common Stock into a smaller number of such shares, the total number of shares of Common Stock purchasable upon the exercise of each Warrant outstanding immediately prior thereto shall be adjusted so that the holder of any Warrant Certificate thereafter surrendered for exercise shall be entitled to receive at the same aggregate Exercise Price the number of shares of capital stock (of one or more classes) which such holder would have owned or have been entitled to receive immediately following the happening of any of the events described above had such Warrant been exercised in full immediately prior to the record date with respect to such event. Any adjustment made pursuant to this subsection shall, in the case of a stock dividend or distribution, become effective as of the record date therefor and, in the case of a subdivision or combination, be made as of the effective date thereof. If, as a result of an adjustment made pursuant to this subsection, the holder of any Warrant Certificate thereafter surrendered for exercise shall become entitled to receive shares of two or more classes of capital stock of the Company, the Board of Directors of the Company (whose determination shall be conclusive and shall be evidenced by a Board resolution filed with the Transfer Agent) shall determine the allocation of the adjusted


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                           Exercise Price between or among shares of such
                           classes of capital stock.

                  b. In the event of a capital reorganization or a reclassification of the Common Stock (except as provided in subsection a. above or subsection e. below), any Warrant Holder, upon exercise of Warrants, shall be entitled to receive, in substitution for the Common Stock to which he would have become entitled upon exercise immediately prior to such reorganization or reclassification, the shares (of any class or classes) or other securities or property of the Company (or cash) that he would have been entitled to receive at the same aggregate Exercise Price upon such reorganization or reclassification if such Warrants had been exercised immediately prior to the record date with respect to such event; and in any such case, appropriate provision (as determined by the Board of Directors of the Company, whose determination shall be conclusive and shall be evidenced by a certified Board resolution filed with the Transfer Agent) shall be made for the application of this Section with respect to the rights and interests thereafter of the Warrant Holders (including but not limited to the allocation of the Exercise Price between or among shares of classes of capital stock), to the end that this Section (including the adjustments of the number of shares of Common Stock or other securities purchasable and the Exercise Price thereof) shall thereafter be reflected, as nearly as reasonably practicable, in all subsequent exercises of the Warrants for any shares or securities or other property (or cash) thereafter deliverable upon the exercise of the Warrants.

                  c. Whenever the number of shares of Common Stock or other securities purchasable upon exercise of a Warrant is adjusted as provided in this Section, the Company will promptly file with the Transfer Agent a certificate signed by a Chairman or co-Chairman of the Board or the President or a Vice President of the Company and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the Company setting forth the number and kind of securities or other property purchasable upon exercise of a Warrant, as so adjusted, stating that such adjustments in the number or kind of shares or other securities or property conform to the requirements of this Section, and setting forth a brief statement of the facts accounting for such adjustments. Promptly after receipt of such certificate, the Company, or the Transfer Agent at the Company's request, will deliver, by first-class, postage prepaid mail, a brief summary thereof (to be supplied by the Company) to the registered holders of the outstanding Warrant Certificates; provided, however, that failure to file or to give any notice required under this subsection, or any defect therein, shall not affect the legality or validity of any such adjustments under this Section; and provided, further, that, where appropriate, such notice may be given in advance and included as part of the notice required to be given pursuant to
                           Section 18 hereof.

                  d. In case of any consolidation of the Company with, or merger of the Company into, another corporation (other than a consolidation or merger which does not result in any reclassification or change of the outstanding Common Stock), or in case of any sale or conveyance to another corporation of the property of the Company as an entirety or substantially as an entirety, the corporation formed by such consolidation or merger or the corporation which shall have acquired such assets, as the case may be, shall execute and deliver to the


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                           Transfer Agent a supplemental warrant agreement
                           providing that the holder of each Warrant then outstanding shall have the right thereafter (until the expiration of such Warrant) to receive, upon exercise of such Warrant, solely the kind and amount of shares of stock and other securities and property (or cash) receivable upon such consolidation, merger, sale or transfer by a holder of the number of shares of Common Stock of the Company for which such Warrant might have been exercised immediately prior to such consolidation, merger, sale or transfer. Such supplemental warrant agreement shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided in this Section. The above provision of this subsection shall similarly apply to successive consolidations, mergers, sales or transfers.

                           The Transfer Agent shall not be under any responsibility to determine the correctness of any provision contained in any such supplemental warrant agreement relating to either the kind or amount of shares of stock or securities or property (or cash) purchasable by holders of Warrant Certificates upon the exercise of their Warrants after any such consolidation, merger, sale or transfer or of any adjustment to be made with respect thereto, but subject to the provisions of Section 23 hereof, may accept as conclusive evidence of the correctness of any such provisions, and shall be protected in relying upon, a certificate of a firm of independent certified public accountants (who may be the accountants regularly employed by the Company) with respect thereto.

                  e. Irrespective of any adjustments in the number or kind of shares issuable upon exercise of Warrants, Warrant Certificates theretofore or thereafter issued may continue to express the same price and number and kind of shares as are stated in the similar Warrant Certificates initially issuable pursuant to this Agreement.

                  f. The Company may retain a firm of independent public accountants of recognized standing, which may be the firm regularly retained by the Company, selected by the Board of Directors of the Company or the Executive Committee of said Board, and not disapproved by the Transfer Agent, to make any computation required under this Section, and a certificate signed by such firm shall, in the absence of fraud or gross negligence, be conclusive evidence of the correctness of any computation made under this Section.

                  g. For the purpose of this Section, the term "Common Stock" shall mean (i) the Common Stock or (ii) any other class of stock resulting from successive changes or reclassifications of such Common Stock consisting solely of changes in par value, or from par value to no par value, or from no par value to par value. In the event that at any time as a result of an adjustment made pursuant to this Section, the holder of any Warrant thereafter surrendered for exercise shall become entitled to receive any shares of capital stock of the Company other than shares of Common Stock, thereafter the number of such other shares so receivable upon exercise of any Warrant shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Stock contained in this Section, and all other provisions of this Agreement,


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                           with respect to the Common Stock, shall apply on like
                           terms to any such other shares.

                  h. The Company may, from time to time and to the extent permitted by law, reduce the exercise price of the Warrants by any amount for a period of not less than twenty (20) days. If the Company so reduces the exercise price of the Warrants, it will give not less than fifteen (15) days' notice of such decrease, which notice may be in the form of a press release, and shall take such other steps as may be required under applicable law in connection with any offers or sales of securities at the reduced price.

         17. REDUCTION OF EXERCISE PRICE BELOW PAR VALUE. Before taking any action that would cause an adjustment pursuant to Section 16 hereof reducing the portion of the Exercise Price required to purchase one share of capital stock below the then par value (if any) of a share of such capital stock, the Company will use its best efforts to take any corporate action which, in the opinion of its counsel, may be necessary in order that the Company may validly and legally issue fully paid and non-assessable shares of such capital stock.

         18. NOTICE TO WARRANT HOLDERS. In case the Company after the date hereof shall propose (i) to offer to the holders of Common Stock, generally, rights to subscribe to or purchase any additional shares of any class of its capital stock, any evidences of its indebtedness or assets, or any other rights or options or (ii) to effect any reclassification of Common Stock (other than a reclassification involving merely the subdivision or combination of outstanding shares of Common Stock) or any capital reorganization, or any consolidation or merger to which the Company is a party and for which approval of any stockholders of the Company is required, or any sale, transfer or other disposition of its property and assets substantially as an entirety, or the liquidation, voluntary or involuntary dissolution or winding-up of the Company, then, in each such case, the Company shall file with the Transfer Agent and the Company, or the Transfer Agent on its behalf, shall mail (by first-class, postage prepaid mail) to all registered holders of the Warrant Certificates notice of such proposed action, which notice shall specify the date on which the books of the Company shall close or a record be taken for such offer of rights or options, or the date on which such reclassification, reorganization, consolidation, merger, sale, transfer, other disposition, liquidation, voluntary or involuntary dissolution or winding-up shall take place or commence, as the case may be, and which shall also specify any record date for determination of holders of Common Stock entitled to vote thereon or participate therein and shall set forth such facts with respect thereto as shall be reasonably necessary to indicate any adjustments in the Exercise Price and the number or kind of shares or other securities purchasable upon exercise of Warrants which will be required as a result of such action. Such notice shall be filed and mailed in the case of any action covered by clause (i) above, at least ten (10) days prior to the record date for determining holders of the Common Stock for purposes of such action or, if a record is not to be taken, the date as of which the holders of shares of Common Stock of record are to be entitled to such offering; and, in the case of any action covered by clause (ii) above, at least twenty (20) days prior to the earlier of the date on which such reclassification, reorganization, consolidation, merger, sale, transfer, other disposition, liquidation, voluntary or involuntary dissolution or winding-up is expected to become effective and the date on which it is expected that holders of shares of Common Stock of record on such date shall be entitled to exchange their shares for securities or other property deliverable upon such reclassification, reorganization, consolidation, merger, sale, transfer, other disposition, liquidation, voluntary or involuntary dissolution or winding-up.

                  Failure to give any such notice or any defect therein shall not affect the legality or validity of any transaction listed in this Section.

         19. NO FRACTIONAL WARRANTS, UNITS OR SHARES. The Company shall not be required to issue fractions of Warrants or Units upon the reissue of Warrants or Units, any adjustments as described in
                  Section 16 or otherwise; but the Company in lieu of issuing any such fractional interest, shall adjust the fractional interest by payment to the Warrant or Unit Holder an amount, in cash, equal to the current market value of any such fraction or interest. If the total Warrants or Units surrendered by exercise would result in the issuance of a fractional Share, the Company shall not be required to issue a fractional Share but rather the resulting fractional interest shall be adjusted by payment in an amount, in cash, equal to the current market value of such fractional interest.

         20. RIGHTS OF WARRANT HOLDERS. No Warrant Holder, as such, shall have any rights of a shareholder of the Company, either at law or equity, and the rights of the Warrant Holders, as such, are limited to those rights expressly provided in this Agreement or in the Warrant Certificates. The Company and the Transfer Agent may treat the registered Warrant Holder in respect of any Warrant Certificates as the absolute owner thereof for all purposes notwithstanding any notice to the contrary.

         21. RIGHT OF ACTION. All rights of action in respect to this Agreement are vested in the respective registered holders of the Warrant and Unit Certificates; and any registered holder of any Warrant or Unit Certificate, without the consent of the Transfer Agent or of any other holder of a Warrant or Unit Certificate, may, in his own behalf for his own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Company suitable to enforce, or otherwise in respect of, his right to exercise the Warrants evidenced by such Warrant Certificate, for the purchase of shares of the Common Stock in the manner provided in the Warrant Certificate and in this Agreement.

         22. AGREEMENT OF WARRANT AND UNIT HOLDERS. Every holder of a Warrant or Unit Certificate by accepting the same consents and agrees with the Company, the Transfer Agent and with every other holder of a Warrant or Unit Certificate, respectively, that:

                  a. The Warrant and Unit Certificates are transferable on the registry books of the Transfer Agent only upon the terms and conditions set forth in this Agreement; and

                  b. The Company and the Transfer Agent may deem and treat the person in whose name the Warrant or Unit Certificate is registered as the absolute owner of the Warrant or Unit, as the case may be, (notwithstanding any notation of ownership or other writing thereon made by anyone other than the Company or the Transfer Agent) for all purposes whatever and neither the Company nor the Transfer Agent shall be affected by any notice to the contrary.

         23. TRANSFER AGENT. The Company hereby appoints the Transfer Agent to act as the agent of the Company and the Transfer Agent hereby accepts such appointment upon the following terms and conditions by all of which the Company and every Warrant and Unit Holder, by acceptance of his Warrants or Units, shall be bound:

                  a. Statements contained in this Agreement and in the Warrant and Unit Certificates shall be taken as statements of the Company. The Transfer Agent assumes no responsibility for the correctness of any of the same except such as describes the Transfer Agent or for action taken or to be taken by the Transfer Agent.

                  b. The Transfer Agent shall not be responsible for any failure of the Company to comply with any of the Company's covenants contained in this Agreement or in the Warrant or Unit Certificates.

                  c. The Transfer Agent may consult at any time with counsel satisfactory to it (who may be counsel for the Company) and the Transfer Agent shall incur no liability or responsibility to the Company or to any Warrant or Unit Holder in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with the opinion or the advice of such counsel, provided the Transfer Agent shall have exercised reasonable care in the selection and continued employment of such counsel.

                  d. The Transfer Agent shall incur no liability or responsibility to the Company or to any Warrant or Unit Holder for any action taken in reliance upon any notice, resolution, waiver, consent, order, certificate or other paper, document or instrument believed by it to be genuine and to have been signed, sent or presented by the proper party or parties.

                  e. The Company agrees to pay to the Transfer Agent reasonable compensation for all services rendered by the Transfer Agent in the execution of this Agreement, to reimburse the Transfer Agent for all expenses, taxes and governmental charges and all other charges of any kind or nature incurred by the Transfer Agent in the execution of this Agreement and to indemnify the Transfer Agent and save it harmless against any and all liabilities, including judgments, costs and counsel fees, for this Agreement except as a result of the Transfer Agent's negligence, bad faith or willful misconduct.

                  f. The Transfer Agent shall be under no obligation to institute any action, suit or legal proceeding or to take any other action likely to involve expense unless the Company or one or more Warrant or Unit Holders shall furnish the Transfer Agent with reasonable security and indemnity for any costs and expenses which may be incurred in connection with such action, suit or legal proceeding, but this provision shall not affect the power of the Transfer Agent to take such action as the Transfer Agent may consider proper, whether with or without any such security or indemnity. All rights of action under this Agreement or under any of the Warrants or Units may be enforced by the Transfer Agent without the possession of any of the Warrant or Unit Certificates or the production thereof at any trial or other proceeding relative thereto, and any such action, suit or proceeding instituted by the Transfer Agent shall be brought in its name as Transfer Agent, and any recovery of judgement shall be for the ratable benefit of the Warrant or Unit Holders as their respective rights or interest may appear.

                  g. The Transfer Agent and any shareholder, director, officer or employee of the Transfer Agent may buy, sell or deal in any of the Warrants, Units or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not Transfer Agent under this Agreement. Nothing herein shall preclude the Transfer Agent from acting in any other capacity for the Company or for any other legal entity.

         24. SUCCESSOR TRANSFER AGENT. Any corporation into which the Transfer Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Transfer Agent shall be a party, or any corporation succeeding to the corporate trust business of the Transfer Agent, shall be the successor to the Transfer Agent hereunder without the execution or filing of any paper or any further act of a party or the parties hereto provided such corporation is eligible to be appointed under Section 25 below. In any such event or if the name of the Transfer Agent is changed, the Transfer Agent or such successor may adopt the countersignature of the original Transfer Agent and may countersign such Warrant or Unit Certificates either in the name of the predecessor Transfer Agent or in the name of the successor Transfer Agent.

         25. CHANGE OF TRANSFER AGENT. The Transfer Agent may resign or be discharged by the Company from its duties under this Agreement by the Transfer Agent or the Company, as the case may be, giving notice in writing to the other, and by giving a date when such resignation or discharge shall take effect, which notice shall be sent at least thirty (30) days prior to the date so specified. If the Transfer Agent shall resign, be discharged or shall otherwise become incapable of acting, the Company shall appoint a successor to the Transfer Agent. If the Company shall fail to make such appointment within a period of thirty (30) days after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Transfer Agent or by any Warrant or Unit Holder or after discharging the Transfer Agent, then the Company agrees to perform the duties of the Transfer Agent hereunder until a successor Transfer Agent is appointed. Any successor Transfer Agent shall be a bank or a trust company, in good standing, organized under the laws of any state of the United States of America, having a combined capital and surplus of at least $4,000,000.00 at the time of its appointment as Transfer Agent. After appointment, the successor Transfer Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Transfer Agent without further act or deed, and the former Transfer Agent shall deliver and transfer to the successor Transfer Agent any property at the time held by it thereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for effecting the delivery or transfer. Failure to give any notice provided for in this Section, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Transfer Agent or the appointment of the successor Transfer Agent, as the case may be.

         26. NOTICES. Any notice or demand authorized by this Agreement to be given or made by the Transfer Agent or by any Warrant or Unit Holder to or on the Company shall be sufficiently given or made if sent by mail, first class, certified or registered, postage prepaid, addressed (until another address is filed in writing by the Company with the Transfer Agent), as follows:

                                    ImageWare Systems, Inc.
                                    10883 Thornmint Road
                                    San Diego, California  92127

                  Any notice or demand authorized by this Agreement to be given or made by any Warrant or Unit Holder or by the Company to or on the Transfer Agent shall be sufficiently given or made if sent by mail, first class, certified or registered, postage prepaid, addressed (until another address is filed in writing by the Transfer Agent with the Company), as follows:

                                    American Securities Transfer & Trust, Inc.
                                    12039 West Alameda Parkway Suite Z-2
                                    Denver, Colorado 80228

                  Any distribution, notice or demand required or authorized by this Agreement to be given or made by the Company or the Transfer Agent to or on the Warrant or Unit Holders shall be sufficiently given or made if sent by mail, first class, certified or registered, postage prepaid, addressed to the Warrant or Unit Holders at their last known addresses as they shall appear on the registration books for the Warrant or Unit Certificates maintained by the Transfer Agent.

         27. SUPPLEMENTS AND AMENDMENTS. The Company and the Transfer Agent may from time to time supplement or amend this Agreement without the approval of any Warrant or Unit Holders in order to cure any ambiguity or to correct or supplement any provision contained herein which may be defective or inconsistent with any other provisions herein, or to make any other provisions in regard to matters or questions arising hereunder which the Company and the Transfer Agent may deem necessary or desirable.

         28. SUCCESSORS. All the covenants and provisions of this Agreement by or for the benefit of the Company or the Transfer Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

         29. TERMINATION. This Agreement shall terminate at the close of business on the Expiration Date or such earlier date upon which all Warrants have been exercised; provided, however, that if exercise of the Warrants is suspended pursuant to
                  Section 15 and such suspension continues past the Expiration Date, this Agreement shall terminate at the close of business on the business day immediately following expiration of such suspension. The provisions of Section 23 shall survive such termination.

         30. GOVERNING LAW. This Agreement and each Warrant and Unit Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of California and for all purposes shall be construed in accordance with the laws of said State.

         31. BENEFITS OF THIS AGREEMENT. Nothing in this Agreement shall be construed to give any person or corporation other than the Company, the Transfer Agent and the Warrant and Unit Holders any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Company, the Transfer Agent and the Warrant and Unit Holders.

         32. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of such counterparts shall for all purposes be deemed to be an original and all such counterparts shall together constitute but one and the same instrument.

         33. INTEGRATION. As of the date hereof, this Agreement contains the entire and only agreement, understanding, representation, condition, warranty or covenant between the parties hereto with respect to the matters herein, supersedes any and all other agreements between the parties hereto relating to such matters, and may be modified or amended only by a written agreement signed by both parties hereto pursuant to the authority granted by Section 27.

         34. DESCRIPTIVE HEADINGS. The descriptive headings of the Sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

         Date:    January       , 2000
                          ------

                                           ImageWare Systems, Inc.
                                           a California corporation

                                           By:
                                              ---------------------------------
                                              Its President and CEO

         SEAL

         ATTEST:

         ----------------------------------
         Secretary:  Anne Hoversten

                                           American Securities Transfer & Trust,
                                           Inc.
                                           a Colorado corporation

                                           By:
                                              ---------------------------------
                                              Vice President:

         SEAL

         ATTEST:

         ----------------------------------
         Secretary:

                                    EXHIBIT A
                              [WARRANT CERTIFICATE]

                                    EXHIBIT B
                               [UNIT CERTIFICATE]